                                                         EXHIBIT 1.01
                  COCA-COLA ENTERPRISES INC.
                   (a Delaware corporation)

                    Senior Debt Securities

                        TERMS AGREEMENT

                                         Date: September 8, 1998
TO:  COCA-COLA ENTERPRISES INC.
     2500 Windy Ridge Parkway
     Atlanta, Georgia 30339

RE:  Underwriting Agreement dated September 25, 1996

                    SENIOR DEBT SECURITIES


Title of Senior Debt Securities:             6.75% Debentures Due 2028

Principal amount to be issued:               $275,000,000

Current ratings:                             A3/A+

Interest Rate:                               6.75%

Interest payment dates:                      Payable on
                                             September 15 and
                                             March 15 of each year,
                                             commencing March 15,
                                             1999

Date of maturity:                            September 15, 2028

Redemption provisions:                       The Senior Debt
                                             Securities may
                                             be redeemed prior to
                                             the date of maturity.  See
                                             "Other Provisions" below.

Sinking fund requirements:                   None

Delayed Delivery Contracts:                  Not authorized

Fee:                                         0.875%

Public offering price:                       99.920%, plus accrued interest
                                             from September 11, 1998

Other Provisions:

          The Senior Debt Securities will be redeemable as a whole or in part, at the option of the Company, on no





PAGE
     less than 30 or more than 60 days' notice mailed to Holders of the Senior Debt Securities to be redeemed, at any time at a redemption price equal to the greater of
     (i) 100% of the principal amount of the Senior Debt Securities to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments thereon discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, together in either case with accrued interest on the principal amount being redeemed to the date of redemption.

          "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue
     (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

          "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Senior Debt Securities to be redeemed. "Independent Investment Banker" means any of the Reference Treasury Dealers appointed by the Company.

          "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third business day preceding such redemption date.

PAGE

          "Reference Treasury Dealer" means each of Credit Suisse First Boston Corporation and Morgan Stanley & Co. Incorporated and their respective successors and any other nationally recognized investment banking firm that is a Primary Treasury Dealer appointed from time to time by the Company; provided that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

          "Remaining Scheduled Payments" means, with respect to each Senior Debt Security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such Senior Debt Security, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

          On and after the redemption date, interest will cease to accrue on the Senior Debt Securities called for redemption. On or before any redemption date, the Company shall deposit with a paying agent (or the Trustee) money sufficient to pay the redemption price of and accrued interest on the Senior Debt Securities to be redeemed on such date.

Closing date and location: September 11, 1998, at 10:00 a.m., New York City time, at the offices of Cleary, Gottlieb, Steen
& Hamilton, One Liberty Plaza, New York, New York  10006.

Notice to the Underwriters pursuant to Section 11 of the Underwriting Agreement shall be given to: Credit Suisse First
Boston Corporation, Eleven Madison Avenue, New York, New York
10010-3629, Attention: Investment Banking Department-
Transactions Advisory Group.

Place of delivery of Securities: Through the facilities of The Depository Trust Company to the account of Credit Suisse
First Boston Corporation, Eleven Madison Avenue, New York, New
York  10010-3629.

Modifications to the Underwriting Agreement:

     The Senior Debt Securities are being sold hereunder pursuant to the Company's registration statements on Form S-3 (No. 33-62757 and No. 333-18569), pursuant to which the Company has registered up to $2,500,000,000 aggregate principal amount of Senior Debt Securities.







PAGE

     Section 2:  Payment for all Senior Debt Securities
     purchased hereunder shall be made in immediately available funds on the third business day (unless postponed in accordance with the provisions of Section 9) following the date of this Agreement for the account of the Company maintained at Citibank, N.A., New York, New
     York, account number 38488726.

     Cleary, Gottlieb, Steen & Hamilton, counsel to the
     Underwriters, will render the opinion referred to in
     Section 4(b)(2) of the Underwriting Agreement.

     The Senior Debt Securities will trade in The Depository Trust Company's Same-Day Funds Settlement System until maturity, and secondary market trading activity for the Senior Debt Securities will, therefore, settle in immediately available funds. All payments of principal and interest will be made by the Company in immediately available funds.

Each Underwriter listed below severally agrees, subject to the terms and provisions of the above-referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the principal amounts of Senior Debt Securities set forth opposite its name below:

           Underwriter    6.75% Debentures Due 2028

Credit Suisse First Boston Corporation           $137,500,000
Morgan Stanley & Co. Incorporated                $137,500,000
Total                                            $275,000,000


                           CREDIT SUISSE FIRST BOSTON
                           CORPORATION
                           MORGAN STANLEY & CO. INCORPORATED

                           BY CREDIT SUISSE FIRST BOSTON
                           CORPORATION

                                S/ JOHN J. ROMANELLI
                           By_________________________
                            Name:  John J. Romanelli
                            Title: Managing Director


Accepted:

COCA-COLA ENTERPRISES INC.

     S/ VICKI R. PALMER
By___________________________
 Name:   Vicki R. Palmer
 Title:  Vice President and Treasurer


PAGE